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                                                                EXHIBIT 5.1



                              April 20, 1995




Board of Directors
Union Texas Petroleum Holdings, Inc.
1330 Post Oak Boulevard
Houston, Texas 77056

Gentlemen:

         In my capacity as General Counsel, Vice President-Administration and Secretary of Union Texas Petroleum Holdings, Inc. (the "Company"), I have acted as counsel in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to registration under the Securities
Act of 1933, as amended, of the offering and sale of up to 11,500,000 shares of Common Stock, par value $0.05 per share, of the Company (the "Common Stock") (which includes an over-allotment option). All of the 11,500,000 shares will be offered by two limited partnerships affiliated with Kohlberg Kravis Roberts & Co. (collectively, the "Selling Shareholder"). The shares will be offered by the several underwriters represented by Salomon Brothers Inc and the other co-managers (the "Underwriters").

         As the basis for the opinion hereinafter expressed, I have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as I have deemed necessary or advisable for the purposes of this opinion. In such examination, I have assumed the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me as copies.

         Based on the foregoing and on such legal considerations as I deem relevant, I am of the opinion that the 11,500,000 shares of Common Stock of the Company, which includes the over-allotment option, to be sold by the Selling Shareholder to the Underwriters as described in the Registration Statement have been legally issued, and are currently outstanding, fully paid and non-assessable.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Validity of Common Stock" in the Registration Statement.


                                        Very truly yours,

                                        /s/  NEWTON W. WILSON, III

                                        Newton W. Wilson, III
                                        General Counsel, Vice President-
                                         Administration and Secretary
                                        Union Texas Petroleum Holdings, Inc.